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                                                                   Exhibit 10.21

         THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT, DATED AS OF MAY 15, 1991, AMONG INFORMATION MANAGEMENT ASSOCIATES, INC., SILICON VALLEY BANK AND WAND/IMA INVESTEMENTS, L.P.

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AND ACCORDINGLY MAY NOT BE OFFERED OR SOLD UNLESS SUCH OFFER OR SALE IS EITHER REGISTERED PURSUANT TO OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT.


                      12% Senior Subordinated Note due 1997


No. R-2                                                           New York, N.Y.
$1,000,000                                                      October 29, 1991


          Information Management Associates, Inc., a Connecticut corporation (the "Company"), for value received, hereby promises to pay to Wand/IMA Investments, L.P., or registered assigns, the principal amount of $1,000,000.00 on December 21, 1997, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 12% per annum from the date hereof, payable quarterly on March 21, 1991 and on each June 21, September 21, December 21 and March 21 thereafter, until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) on any overdue interest, at the rate of 12% per annum until paid, payable quarterly as aforesaid or, at the option of the registered holder hereof, on demand. Payments of principal and interest on this Note shall be made in lawful money of the United States of America at the principal office of the Company, or at such other office or agency in the State of Connecticut or the Borough of Manhattan, the City and State of New York as the Company shall have designated by written notice to the registered holder of this Note as provided in the Note and Warrant Purchase Agreement referred to below.

          This Note is one of the Company's 12% Senior Subordinated Notes due 1997 (the "Notes"), originally issued in the aggregate principal amount of $1,600,000 pursuant to the Note and Warrant Purchase Agreement, dated December 21, 1990, between the Company and certain investors. A complete and correct copy of the Note and Warrant Purchase Agreement is available for inspection at the principal office of Information Management Associates, Inc. and will be furnished to the holder of this Note upon written request and without charge. The registered holder of this Note is entitled

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to the benefits of such Note and Warrant Purchase Agreement and may enforce the agreements of the Company contained in such agreements and exercise the remedies provided for thereby or otherwise available in respect thereof.

          This Note is a registered Note and, as provided in such Note and Warrant Purchase Agreement, is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          The Notes are subject to required and optional prepayment, in whole or in part, all as specified in such Note and Warrant Purchase Agreement.

          In case an Event of Default, as defined in such Note and Warrant Purchase Agreement, shall occur and be continuing, the unpaid balance of the principal of this Note may, subject to the limitations set forth in the Note and Warrant Purchase Agreement, become due and payable in the manner and with the effect provided in such Note and Warrant Purchase Agreement.

          Payments of principal of and interest on this Note will be subordinate, to the extent provided in such Note and Warrant Purchase Agreement, to certain Senior Indebtedness (as such term is defined in such Note and Warrant Purchase Agreement).

          This Note is made and delivered in New York, New York, and shall be governed by the laws of the State of New York.

                                             INFORMATION MANAGEMENT ASSOCIATES,
                                             INC.



                                             By: /s/Albert R. Subbloie
                                                -------------------------------
                                                Name: Albert R. Subbloie
                                                Title:  President

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